Exhibit 10.3

DAYSTAR TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of January 19, 2007 and is by and among DayStar Technologies, Inc., a Delaware corporation, with its principal office at 13 Corporate Drive, Halfmoon, New York 12065 (the “Company”), and each investor listed on Exhibit A hereto (each such investor individually, a “Purchaser” and, collectively, the “Purchasers”; such Purchasers and their transferees are hereinafter individually referred to as a “Holder” and, collectively, the “Holders”).

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, severally and not jointly, an aggregate of 2,500,000 shares (the “Shares”) of the authorized but unissued shares of the Company’s common stock, $0.01 par value per share (including any securities into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event, the “Common Stock”), at an aggregate purchase price of $5,000,000, all upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, on the Closing Date, the Company and the Purchasers will enter into that certain Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”) attached as Exhibit D hereto, pursuant to which the Company shall register for resale the Shares on the terms set forth therein.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Person, as such terms are used and construed under Rule 144.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks and trust companies in New York, New York are authorized by law, regulation or executive order to remain closed.

“Effective Date” means the date that the registration statement required to be filed by the Company under the Securities Act pursuant to the terms of the Registration Rights Agreement becomes effective.

“Environmental Protection Laws” means any law, statute or regulation enacted by any jurisdiction in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of hazardous or toxic substances, and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Governmental Authority” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local municipal, foreign or other government; (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multinational organization or body; or (e) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Indebtedness” means, as applied to any Person, all indebtedness for borrowed money, whether current or funded, or secured or unsecured.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, whether or not filed, recorded or otherwise perfected under applicable law, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances that do not materially detract from the value of the property or materially impair the operations of the Company or materially interfere with the use of such property or asset or (c) those relating to Indebtedness incurred prior to the date hereof and any replacement thereof.

“Majority Purchasers” means Purchasers holding, at any time, a majority of the outstanding Shares purchased hereunder on such date.

“Material Adverse Effect” means any event, occurrence or development that has had, or that could reasonably be expected to have, individually or in the aggregate with other events, occurrences or developments, a material adverse effect on the assets, liabilities (contingent or otherwise), business, affairs, operations, prospects or condition (financial or otherwise) of the Company.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” (whether or not capitalized) means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

2

“Registration Rights Agreement” has the meaning specified in the third recital hereof.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

“SEC” means the Securities and Exchange Commission.

“Securities” means the Shares.

“Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Stockholder Approval” means the first to occur of (a) approval by the stockholders of the Company of the security issuances contemplated by this Agreement and (b) the waiver by The Nasdaq Stock Market of the requirement set forth in clause (a) of this definition.

“Transaction Documents” means the Registration Rights Agreement.

2.	Purchase and Sale of Shares.

2.1 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Company, at the Closing, the number of Shares set forth opposite such Purchaser’s name on Exhibit A hereto, at a purchase price equal to $2.00 per share (the “Purchase Price Per Share”). The aggregate purchase price payable by the Purchasers to the Company for all of the Shares shall be $5,000,000 (the “Aggregate Purchase Price”).

2.2 Closing. The closing of the transactions contemplated under this Agreement (the “Closing”) shall take place at 9:00 am (Eastern Time) at the offices of Goodwin Procter LLP, 599 Lexington Avenue, New York, New York 10022, not later than two business days after the date on which all conditions set forth in Section 5 have been satisfied (the “Closing Date”) or on such other date and at such time as may be agreed upon between the Purchasers, on the one hand, and the Company, on the other hand; provided, however, that notwithstanding anything in this agreement to the contrary, if the Closing has not occurred by April 18, 2007, then this Agreement shall terminate (other than Section 6.13, which shall survive such termination) and be without further force and effect. At the Closing, the Company shall deliver to each Purchaser a single stock certificate, registered in the name of such Purchaser, representing the number of Shares purchased by such Purchaser, against payment of the purchase price by wire transfer of immediately available funds to such account as the Company shall designate in advance in writing, which stock certificate shall bear the legend set forth in Section 6.2(a). The stock certificates delivered to the Purchasers and representing the Shares will be registered in the names and addresses of the Purchasers set forth on Exhibit A hereto.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each Purchaser, as of the date hereof and except as set forth on the disclosure schedule furnished by the Company to each Purchaser (the “Disclosure Schedule”) attached hereto, as follows:

3.1 Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Subsidiary (as defined in Section 3.16 below) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and both the Company and the Subsidiary are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or the character of the property owned by it makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect. Each of the Company and the Subsidiary has all requisite corporate power and authority to carry on its business as now conducted and to carry out the transactions contemplated hereby. Neither the Company nor the Subsidiary is in violation of any of the provisions of its Certificate of Incorporation (or other charter document) or By-laws.

3.2	Capitalization.

(a) The authorized capital stock of the Company consists of (i) 60,000,000 shares of Common Stock, of which 7,823,707 shares were outstanding as of the date hereof, (ii) no shares of Class B Common Stock, $0.01 par value per share, of which no shares were outstanding as of the date hereof and (iii) 3,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were outstanding as of the date hereof. All shares of the Company’s issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. Except as set forth in Schedule 3.2 to the Disclosure Schedule, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, including the Securities, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. The issuance and sale of the Securities will not obligate the Company to issue or sell, pursuant to any pre-emptive right or otherwise, shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(b) The Company owns all of the issued and outstanding equity interests of the Subsidiary. No preferred equity of the Subsidiary is issued and outstanding. There are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Subsidiary to issue, transfer or sell, or cause to be issued, transferred or sold, any equity of the Subsidiary or any securities convertible into or exchangeable for equity interests and there are no outstanding contractual obligations of the Subsidiary to repurchase, redeem or otherwise acquire any of its equity interests.

3.3 Registration Rights. Except as set forth in Schedule 3.3 to the Disclosure Schedule, the Company has not granted or agreed to grant to any Person any right (including “piggy-back” and demand registration rights) to have any capital stock or other securities of the Company registered with the SEC or any other government authority.

3.4 Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein has been taken, other than for the Stockholder Approval. When executed and delivered by the Company, each of this Agreement and the Transaction Documents shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. Assuming receipt of the Stockholder Approval, the Company has all requisite corporate power and authority to enter into this Agreement and the Transaction Documents and to carry out and perform its obligations under their respective terms.

3.5 Valid Issuance of the Shares. The Shares have been duly authorized, and the Shares (a) will be validly issued, fully paid and nonassessable, (b) will not be subject to any encumbrances, preemptive rights or any other similar contractual rights of the stockholders of the Company or any other Person, and (c) the applicable Purchaser will obtain sole record and beneficial ownership of such Shares and take good marketable title thereto, free and clear of any Liens (defined for purposes hereof without regard to the carve-outs set forth in clauses (a) through (c) of the definition of Lien), claims, charges, taxes, options or transfer restrictions of any kind which are imposed by the Company, or arise as a result of the Company’s action or omission, other than those transfer restrictions explicitly set forth in this Agreement. The Company has reserved from its duly authorized capital stock the number of shares of Common Stock issuable upon execution of this Agreement.

3.6 Company Documents. The Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2006 and the Quarterly Reports on Form 10-Q as filed with the SEC on May 9, 2006 and August 14, 2006 and November 14, 2006 (together, the “Company Documents”) complied in all material respects with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder. The financial statements in the Company Documents (the “Financial Statements”) (i) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of filing, (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods covered thereby, and (iii) present fairly, in all material respects, the financial position of the Company and the Subsidiary and the results of operations and cash flows as of the date and for the periods indicated therein. The Company Documents and Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or specifically identified in the Company Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing.

3.7 Consents. Except for (a) the filing and effectiveness of any registration statement required to be filed by the Company under the Securities Act pursuant to the terms of the Registration Rights Agreement, (b) any required state “blue sky” law filings in connection with the transactions contemplated hereunder or under the Transaction Documents and (c) the Stockholder Approval, all consents, approvals, orders and authorizations required on the part of the Company in connection with the execution or delivery of, or the performance of the obligations under, this Agreement and the Transaction Documents, and the consummation of the transactions contemplated herein and therein, and the issuance of the Shares have been obtained and will be effective as of the date hereof.

3.8 No Conflict; Compliance With Laws.

(a) The execution, delivery and performance by the Company of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including, upon receipt of the Stockholder Approval, the Shares, do not and will not (i) conflict with or violate any provision of the Certificate of Incorporation (or other charter documents) or By-laws of the Company or the organizational documents of the Subsidiary, (ii) breach, conflict with or result in any violation of or default (or an event that with notice or lapse of time or both would become a default) under, or give rise to a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time, or both) of any obligation, contract, commitment, lease, agreement, mortgage, note, bond, agreement or other instrument or obligation to which the Company or the Subsidiary is a party or by which they or any of their properties or assets are bound, or (iii) result in a violation of any statute, law, rule, regulation, order, ordinance or restriction applicable to the Company, the Subsidiary or any of their properties or assets, or any judgment, writ, injunction or decree of any court, judicial or quasi-judicial tribunal applicable to the Company, the Subsidiary or any of their properties or assets.

(b) Neither the Company nor the Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or the Subsidiary), nor has the Company or the Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound (unless such default or violation has been waived), or (ii) is in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as does not, and could not, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.9 Brokers or Finders. Other than the fee (the “Broker Fee”) the Company will pay to Tejas Securities Group, Inc. (“Tejas”) upon the Closing in an amount set forth on Schedule 3.9 to the Disclosure Schedule, neither the Company nor the Subsidiary has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or the Transaction Documents, and neither the Company nor the Subsidiary has incurred, or shall incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the Transaction Documents, or any transaction contemplated hereby or thereby.

3.10 Absence of Litigation. There are no pending or, to the Company’s knowledge, threatened actions, suits, claims, proceedings or investigations against or involving the Company or the Subsidiary.

3.11 No Undisclosed Liabilities; Indebtedness. Since September 30, 2006, the Company and the Subsidiary have incurred no material liabilities or obligations, whether known or unknown, asserted or unasserted, fixed or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, or otherwise, other than liabilities or obligations arising in the ordinary course of business. Except for indebtedness reflected in the Financial Statements, the Company has no indebtedness outstanding as of the date hereof. The Financial Statements include appropriate reserves for liabilities of the Subsidiary as of September 30, 2006. The Company is not in default with respect to any outstanding indebtedness or any instrument relating thereto.

3.12 Contracts. Each of the Company’s and the Subsidiary’s material contracts, agreements, instruments and other documents are legal, valid, binding and in full force and effect and are enforceable by the Company and the Subsidiary, as applicable, in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles.

3.13 Title to Assets. Each of the Company and the Subsidiary has good and marketable title to all real and personal property owned by it that is material to the business of the Company or the Subsidiary, in each case free and clear of all Liens, except those, if any, reflected in the Financial Statements or incurred in the ordinary course of business consistent with past practice. Any real property and facilities held under lease by the Company or the Subsidiary are held by it or them under valid, subsisting and enforceable leases (subject to laws of general application relating to bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally and other equitable remedies) with which the Company and the Subsidiary are in compliance in all material respects.

3.14 Labor Relations. No labor or employment dispute exists or, to the knowledge of the Company or the Subsidiary, is imminent or threatened, with respect to any of the employees or consultants of the Company or the Subsidiary that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.15 Intellectual Property. The Company is the owner of, or has the right to use, all right, title and interest in and to all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands, copyrights (whether or not registered and, if applicable, including pending applications for registration) and other proprietary rights or information, owned by the Company (collectively, the “Rights”), and in and to each material invention, software, trade secret, and technology used by the Company or the Subsidiary (the Rights and such other items, the “Intellectual Property”), and, to the Company’s knowledge, the Company owns and has the right to use the same, free and clear of any claim or conflict with the rights of others (subject to the provisions of any applicable license agreement). There have been no written claims made against the Company or the Subsidiary asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to the Company’s knowledge, there are no reasonable grounds for any such claims.

3.16 Subsidiaries; Joint Ventures. Except for DayStar Solar LLC (the “Subsidiary”), the Company has no other subsidiaries and (i) does not otherwise own or control, directly or indirectly, any other Person and (ii) does not hold equity interests, directly or indirectly, in any other Person. Except as described in the Company Documents, the Company is not a participant in any joint venture, partnership, or similar arrangement material to its business.

3.17 Taxes. The Company and the Subsidiary have filed (or have had filed on their behalf), will timely file or will cause to be timely filed, or have timely filed for an extension of the time to file, all Tax Returns (as defined below) required by applicable law to be filed by it or them prior to or as of the date hereof, and such Tax Returns are, or will be at the time of filing, true, correct and complete in all material respects. Each of the Company and the Subsidiary has paid (or has had paid on its behalf) or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with United States generally accepted accounting principles on or before the date hereof an adequate accrual for the payment of, all material Taxes (as defined below) due with respect to any period ending prior to or as of the date hereof. “Taxes” shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, license, value added, capital, net worth, payroll, profits, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the Internal Revenue Service or any taxing authority (whether state, county, local or foreign) (each, a “Taxing Authority”), including any interest, fines, penalties or additional amounts attributable to or imposed upon any such taxes or other assessments. “Tax Return” shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority, including information returns, any documents with respect to accompanying payments of estimated Taxes, or with respect to or accompanying requests for extensions of time in which to file any such return, report, document, declaration or other information. There are no claims or assessments pending against the Company or the Subsidiary for any material alleged deficiency in any Tax, and neither the Company nor the Subsidiary has been notified in writing of any material proposed Tax claims or assessments against the Company or the Subsidiary. No Tax Return of the Company or the Subsidiary is or has been the subject of an examination by a Taxing Authority. Each of the Company and the Subsidiary has withheld from each payment made to any of its past or present employees, officers and directors, and any other person, the amount of all material Taxes and other deductions required to be withheld therefrom and paid the same to the proper Taxing Authority within the time required by law.

3.18 Pensions and Benefits.

(a) Schedule 3.18(a) to the Disclosure Schedule contains a true and complete list of each “employee benefit plan” within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA, and all retirement, profit sharing, stock option, stock bonus, stock purchase, severance, fringe benefit, deferred compensation, and other employee benefit programs, plans, or arrangements, whether or not subject to ERISA, under which (i) any current or former directors, officers, employees or consultants of the Company has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or the Subsidiary, or (ii) the Company or the Subsidiary has any present or future liability. All such programs, plans, or arrangements shall be collectively referred to as the “Company Plans.” Each Company Plan is included as part of or specifically identified in the Company Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing.

(b)(i) Each Company Plan has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualification (or if maintained pursuant to a prototype form of instrument the sponsor thereof has received a favorable opinion letter as to its qualification), and to the Company’s knowledge nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; and (iii) no Company Plan provides retiree health or life insurance benefits (whether or not insured), and neither the Company nor the Subsidiary have any obligations to provide any such retiree benefits other than as required pursuant to Section 4980B of the Code or other applicable law.

(c) No Company Plan is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA or a plan subject to the minimum funding requirements of Section 302 or ERISA or Section 412 of the Code or Title IV of ERISA, and neither the Company, the Subsidiary, nor any member of their Controlled Group has any liability or obligation in respect of, any such multiemployer plan or plan. With respect to any Company Plan and to the Company’s knowledge, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and (ii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other governmental agencies are pending, threatened or in progress.

3.19 Private Placement; Communications with Purchasers. Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Shares by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the sale or issuance of the Securities as contemplated hereby or (ii) cause the offering or issuance of the Securities pursuant to this Agreement or any of the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions. Neither the Company nor the Subsidiary is, or is an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, the SEC or any state securities regulatory authority is required in connection with the offer, sale, issuance or delivery of the Securities other than the possible filing of Form D with the SEC. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by this Agreement or the Registration Rights Agreement, other than as specified in this Agreement or the Registration Rights Agreement.

3.20 Material Changes. Except as set forth on Schedule 3.20 to the Disclosure Schedule, since December 31, 2005, the Company has conducted its business only in the ordinary course, consistent with past practice, and since such date there has not occurred: (i) a Material Adverse Effect; (ii) any amendments or changes in the charter documents or by-laws of the Company or the Subsidiary; (iii) any: (A) incurrence, assumption or guarantee by the Company or the Subsidiary of any debt for borrowed money other than (1) equipment leases made in the ordinary course of business, consistent with past practice and (2) any such incurrence, assumption or guarantee with respect to an amount of $10,000 or less that has been disclosed in the Company Documents; (B) issuance or sale of any securities convertible into or exchangeable for securities of the Company other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company; (C) issuance or sale of options or other rights to acquire from the Company or the Subsidiary, directly or indirectly, securities of the Company or any securities convertible into or exchangeable for any such securities, other than options issued to directors, employees and consultants in the ordinary course of business, consistent with past practice; (D) issuance or sale of any stock, bond or other corporate security other than equity securities to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company; (E) declaration or making of any payment or distribution to stockholders or purchase or redemption of any share of its capital stock or other security other than to or from directors, officers and employees of the Company or the Subsidiary as compensation for or in connection with services rendered to the Company or the Subsidiary (as applicable) or for reimbursement of expenses incurred on behalf of the Company or the Subsidiary (as applicable); (F) sale, assignment or transfer of any of its intangible assets except in the ordinary course of business, consistent with past practice, or cancellation of any debt or claim except in the ordinary course of business, consistent with past practice; (G) waiver of any right of substantial value whether or not in the ordinary course of business; (H) material change in officer compensation; or (I) other commitment (contingent or otherwise) to do any of the foregoing; (iv) any creation, sufferance or assumption by the Company or of the Subsidiary of any Lien on any asset or any making of any loan, advance or capital contribution to or investment in any Person, in an aggregate amount which exceeds $10,000 outstanding at any time; (v) any entry into, amendment of, relinquishment, termination or non-renewal by the Company or the Subsidiary of any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business, consistent with past practice; or (vi) any transfer or grant of a material right with respect to the intellectual property owned or licensed by the Company or the Subsidiary, except as among the Company and the Subsidiary.

3.21 Regulatory Permits. The Company and the Subsidiary possess all certificates, approvals, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their businesses as described in the Company Documents, except where the failure to possess such permits does not, and could not have, individually or in the aggregate, a Material Adverse Effect (the “Material Permits”), and the Company has not received any written notice of proceedings relating to the revocation or modification of any Material Permits except as described in the Company Documents.

3.22 Transactions with Affiliates and Employees. Except as set forth in the Company Documents, none of the officers or directors of the Company or the Subsidiary and, to the knowledge of the Company and Subsidiary, none of the employees of the Company or Subsidiary, is presently a party to any transaction or agreement with the Company or the Subsidiary, as applicable (other than for services as employees, officers and directors) exceeding $60,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company and Subsidiary, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, agent or partner.

3.23 Insurance. The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for the business in which the Company and the Subsidiary are engaged. The Company has no reason to believe that it will not be able to renew existing insurance coverage for itself and the Subsidiary as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue business.

3.24 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the Company is otherwise in compliance with the Securities Act, the Exchange Act and all other rules and regulations promulgated by the SEC and applicable to the Company, including such rules and regulations to implement the Sarbanes-Oxley Act of 2002, as amended.

3.25 Environmental Compliance.

(a) Compliance. Each of the Company and the Subsidiary are in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is currently doing business and no material expenditures will be required in order to comply with any Environmental Protection Law.

(b) Liability. Neither the Company nor the Subsidiary is subject to any liability under any Environmental Protection Law that, in the aggregate for all such liabilities, would reasonably be expected to have a Material Adverse Effect.

(c) Notices. Neither the Company nor the Subsidiary has received any:

(i) notice from any Governmental Authority by which any of its currently or previously owned or leased properties has been identified in any manner by any Governmental Authority as a hazardous substance disposal or removal site, “Super Fund” clean-up site, or candidate for removal or closure pursuant to any Environmental Protection Law,

(ii) notice of any Lien arising under or in connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its currently or previously owned or leased properties, or

(iii) communication, written or oral, from any Governmental Authority concerning any action or omission in connection with its currently or previously owned or leased properties resulting in the release of any hazardous substance resulting in any violation of any Environmental Protection Law, in each case where the effect of which, in the aggregate for all such notices and communications, would reasonably be expected to have a Material Adverse Effect.

3.26 Disclosure. Neither the Company nor, to the Company’s knowledge, any other Person acting on its behalf and at the direction of the Company, has provided to any Purchaser or its agents or counsel any information that in the Company’s reasonable judgment, at the time such information was furnished, constitutes material, non-public information, except such information as may have been disclosed to certain Board members, who are affiliated with certain Purchasers, in their capacity as directors of the Company. The Company understands and confirms that each Purchaser will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the Transaction Documents, and in the securities of the Company after the Closing. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement furnished by or on behalf of the Company, taken as a whole is true and correct and does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or the Subsidiary or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.

4.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each Purchaser represents and warrants, severally (as to itself) and not jointly, to the Company as follows:

4.1 Authorization. All action on the part of such Purchaser and, if applicable, its officers, directors, managers, members, shareholders and/or partners necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated herein and therein, has been taken. When executed and delivered, each of this Agreement and the Registration Rights Agreement will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. Such Purchaser has all requisite corporate power and authority to enter into each of this Agreement and the Registration Rights Agreement, and to carry out and perform its obligations under the terms of hereof and thereof.

4.2 Purchase Entirely for Own Account. Such Purchaser is acquiring the Securities for its own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act.

4.3 Investor Status; Etc. Such Purchaser certifies and represents to the Company that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring any of the Shares. Such Purchaser’s financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

4.4 Securities Not Registered. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.5 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by such Purchaser, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under any provision of the organizational documents of such Purchaser.

4.6 Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.7 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the date hereof.

4.8 Disclosure of Information. Such Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

5.	CONDITIONS PRECEDENT.

5.1 Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of each Purchaser to consummate at the Closing the purchase and payment for the Shares to be purchased by such Purchaser is subject to the satisfaction (or waiver by such Purchaser) of the following conditions precedent:

(a) The Company shall deliver to such Purchaser, a certificate in form and substance satisfactory to such Purchaser, dated the Closing Date and signed by the Company’s chief operating officer, certifying that (i) the representations and warranties of the Company contained herein are true and correct on and as of the date hereof and the Closing Date and (ii) the Company has performed and complied with all obligations, agreements and conditions set forth or herein required on or before the date hereof or the Closing Date.

(b) No proceeding challenging this Agreement or the Transaction Documents, or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending against or involving the Company.

(c) The sale of the Shares to the Purchasers shall not be prohibited by any law, rule, governmental order or regulation.

(d) Such Purchaser shall have received from counsel to the Company, an opinion addressed to such Purchaser, dated the Closing Date and substantially in the form of Exhibit E hereto.

(e) Such Purchaser shall have received from the Company an original stock certificate in the amount of Shares set forth opposite such Purchaser’s name on Exhibit A hereto.

(f) The Company shall have delivered, in form and substance satisfactory to such Purchaser, a certificate dated the Closing Date and signed by the secretary or another appropriate executive officer of the Company, certifying (i) that attached copies of the Certificate of Incorporation, the By-Laws and resolutions of the Board approving this Agreement and the Transaction Documents are all true, complete and correct and remain in full force and effect as of the date hereof, and (ii) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Transaction Documents and any other document delivered in connection herewith on behalf of the Company.

(g) [intentionally omitted].

(h) The Company shall have received Stockholder Approval.

5.2 Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell the Shares to any Purchaser at the Closing is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of such Purchaser contained herein shall be true and correct in all respects on and as of the Closing Date.

(b) Such Purchaser shall have performed all obligations and conditions herein required to be performed or complied with by such Purchaser on or prior to the Closing Date.

(c) No proceeding challenging this Agreement or the Transaction Documents, or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending against or involving such Purchaser.

(d) The sale of the Shares by the Company shall not be prohibited by any law, rule, governmental order or regulation..

(e) The Company shall have received Stockholder Approval.

6.	CERTAIN COVENANTS AND AGREEMENTS.

6.1 Transfer of Securities. Each Purchaser agrees severally (as to itself only) and not jointly that it shall not sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Shares except (a) pursuant to an effective registration statement under the Securities Act, (b) to an Affiliate (so long as such Affiliate agrees to be bound by the terms and provisions of this Agreement as if, and to the fullest extent as, such Purchaser), or (c) pursuant to an available exemption from registration under the Securities Act (including sales permitted pursuant to Rule 144) and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of either an opinion of counsel of such Purchaser reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws or a representation letter of such Purchaser reasonably satisfactory to the Company setting forth a factual basis for concluding that such proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Securities in violation of this Section 6.1 shall be void. The Company shall not register any transfer of the Securities in violation of this Section 6.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.11.

6.2 Legends.

(a) To the extent applicable, each certificate or other document evidencing the Shares shall be endorsed with the legend set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES

ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT.”

(b) The legend set forth in Section 6.2(a) shall be removed from the certificates evidencing the Shares (i) following any sale of such Shares pursuant to Rule 144 or any effective registration statement, or (ii) if such Shares are eligible for sale under Rule 144(k) (and the holder of such Shares has submitted a written request to the Company for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144 or such judicial interpretation or pronouncement), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (and the holder of such Shares has submitted a written request to the Company for removal of the legend indicating that such legend is not required under applicable requirements of the Securities Act (including such judicial interpretations and pronouncements). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly upon the occurrence of any of the events in clauses (i), (ii) or (iii) above to effect the removal of the legend on certificates evidencing the Shares and shall also cause its counsel to issue a “blanket” legal opinion to the Company’s transfer agent promptly after the effective date of any registration statement covering the resale of Shares, if required by the Company’s transfer agent, to allow sales without restriction pursuant to an effective registration statement. The Company agrees that at such time as such legend is no longer required under this Section 6.2(b), it will, no later than three (3) Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing the Shares issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends; provided that in the case of removal of the legend for reasons set forth in clause (ii) above, the holder of such Shares has submitted a written request to the Company for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

6.3 Publicity. Except to the extent required by applicable laws, rules, regulations or stock exchange requirements, neither (a) the Company, the Subsidiary or any of their Affiliates nor (b) any Purchaser or any of its Affiliates shall, without the written consent of the other, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. In no event will either (a) the Company, the Subsidiary or any of their Affiliates or (b) any Purchaser or any of its Affiliates make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement without consulting with the other party and giving the other party a reasonable opportunity to review and, to the extent such party is specially named in such announcement or press release, approve, the content of such public announcement or press release. The Company shall, on or before 8:30 a.m., New York City Time, on the first Business Day after the date of this Agreement, issue a press release (the “Press Release”) disclosing all material terms of the transactions contemplated hereby. On or before 8:30 a.m., New York City Time, on the first

Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the material Transaction Documents (including this Agreement and all schedules and exhibits to this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”).”

6.4 Material, Nonpublic Information. From and after the issuance of the Press Release (as defined in Section 6.3), no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release. Except as required by law, the Company and its directors, officers, employees and agents shall not provide any Purchaser with any material non-public information regarding the Company or the Subsidiary at any time after the Closing, except such information as may be required to be disclosed to certain Board members, who are affiliated with certain Purchasers, in their capacity as directors of the Company. In the event of a breach of the foregoing covenant following the Closing Date, or in the event that Company is legally required to make certain disclosures to any Purchaser (and does so) following the Closing Date, then in addition to any other remedy provided for herein, in the Transaction Documents or in equity or at law, each Purchaser to whom information has been disclosed (whether as a result of breach or as required by law) may request, in writing, that the Company promptly (but in no event more than five (5) Business Days after the date of such writing) publicly disclose, by press release, SEC filing, or otherwise, an appropriate summary of the information that, in such Purchaser’s reasonable judgment, constitutes the then material non-public information. After such five (5) Business Day period, the Purchaser(s) who was or were in receipt of such material non-public information shall be automatically authorized to make all of the information, or any portion thereof, available to the public generally, without incurring any liability to the Company for such disclosure.

6.5 [Intentionally Omitted].

6.6 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or the issuance of the Securities to the Purchasers.

6.7 Reservation of Common Stock for Issuance. The Company agrees to reserve from its duly authorized capital stock the total number of shares of Common Stock issuable upon the Closing.

6.8 Required Approvals. As promptly as practicable after the date of this Agreement, the Company shall make, or cause to be made, all filings permitted to be made post-closing with any governmental or administrative agency or any other Person necessary to consummate the transactions contemplated hereby.

6.9 Use of Proceeds. The proceeds from the sale of the Securities may be used for general corporate purposes, including the payment of all expenses incurred in connection with the offering of the Securities, but may not be used to make any payment or prepayment on any indebtedness of the Company or the Subsidiary.

6.10 Placement Agent Fees and Arrangements. The Company shall not amend or change its fee and expense reimbursement arrangements with Tejas Securities Group, Inc. or its affiliates without the consent of a majority in interest of the Holders.

6.11 Listing of the Shares on National Securities Exchange. The Company shall use commercially reasonable efforts to have the Shares listed for trading on The Nasdaq Stock Market, Inc.

6.12 Expenses. The Company agrees to pay the reasonable and actual fees and expenses of the Holders incurred in connection with any enforcement proceedings brought by the Holders by the Company.

6.13 Liquidated Damages. If prior to Closing and the issuance of the Shares and for 180 days after the date of this Agreement, if a Closing has not occurred, the Company consummates a Sale Event, each Purchaser shall be entitled to receive a distribution from the Company in connection with such Sale Event of an amount equal to the product of (a)(i) the price paid in the Sale Event per Share minus (ii) the Per Share Purchase Price multiplied by (b) that number of Shares as set forth opposite such Purchaser’s name on Exhibit A. As used in this Section, “Sale Event” shall mean (a) any merger or consolidation of the Company into or with another corporation (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the capital stock of the surviving corporation), (b) any sale of all or substantially all of the assets of the Company, and (c) any alternative private placement financing (in which case the liquidated damages payable pursuant to this clause (c) shall not exceed $7,500,000 in the aggregate).

6.14 Prohibition of Hedging. During the last thirty (30) days prior to the date hereof, none of the Purchasers nor any affiliate of any of the Purchasers which (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, or (z) is subject to such Purchaser’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Prior to the earlier to occur of the date of Stockholder Approval or the termination of this Agreement, any such Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.

7.	INDEMNIFICATION.

7.1 By the Company. The Company agrees to indemnify, defend and hold harmless each Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (collectively, the “Purchaser Indemnitees”) to the fullest extent permitted by law from and against any and all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and reasonable fees, disbursements and other charges of counsel) (collectively, “Losses”) based upon, arising out of or otherwise in respect of any breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in the Transaction Documents, or for any Losses claimed by Tejas or any other broker or placement agent based upon, arising out of or otherwise in respect of any breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in the Transaction Documents.

7.2 Claims. All claims for indemnification by a Purchaser Indemnitee pursuant to this Section 7 shall be made as follows:

(a) If a Purchaser Indemnitee has incurred or suffered Losses for which it is entitled to indemnification under this Section 7, then such Purchaser Indemnitee shall give prompt written notice of such claim (a “Claim Notice”) to the Company. Each Claim Notice shall state the amount of claimed Losses (the “Claimed Amount”), if known, and the basis for such claim.

(b) Within 30 days after delivery of a Claim Notice, the Company (the “Indemnifying Party”) shall provide to each Purchaser Indemnitee (the “Indemnified Party”), a written response (the “Response Notice”) in which the Indemnifying Party shall: (i) agree that all of the Claimed Amount is owed to the Indemnified Party, (ii) agree that part, but not all, of the Claimed Amount (the “Agreed Amount”) is owed to the Indemnified Party, or (iii) contest that any of the Claimed Amount is owed to the Indemnified Party. The Indemnifying Party may contest the payment of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Losses for which the Indemnified Party is entitled to indemnification under this Section 7. If no Response Notice is delivered by the Indemnifying Party within such 30-day period, then the Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Indemnified Party.

(c) If the Indemnifying Party in the Response Notice agrees (or is deemed to have agreed) that all of the Claimed Amount is owed to the Indemnified Party, then the Indemnifying Party shall owe to the Indemnified Party an amount equal to the Claimed Amount to be paid in the manner set forth in this Section 7. If the Indemnifying Party in the Response Notice agrees that part, but not all, of the Claimed Amount is owed to the Indemnified Party, then the Indemnifying Party shall owe to the Indemnified Party an amount equal to the agreed amount set forth in such Response Notice to be paid in the manner set forth in this Section 7. The parties agree that the foregoing shall not be deemed to provide that the Indemnifying Party is entitled to make a binding determination regarding any disputed amounts owed to an Indemnified Party, unless such Indemnified Party accepts and agrees to such determination, and both the Indemnified Party and Indemnifying Party shall retain all rights and remedies available to such party hereunder.

(d) No delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any actual prejudice caused by or arising out of such delay.

7.3 Payment of Claims. An Indemnifying Party shall make payment of any portion of any Claimed Amount that such Indemnifying Party has agreed in a Response Notice that it owes to an Indemnified Party, or that such Indemnifying Party is deemed to have agreed it owes to such Indemnifying Party, said payment to be made within thirty (30) days after such Response Notice is delivered by such Indemnifying Party or should have been delivered by such Indemnifying Party, as the case may be.

7.4 Applicability; Exclusivity. Notwithstanding any term to the contrary in this Section 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder. The parties hereby acknowledge and agree that in addition to remedies of the parties hereto in respect of any and all claims relating to any breach or purported breach of any representation, warranty, covenant or agreement that is contained in this Agreement pursuant to the indemnification provisions of this Section 7, all parties shall always retain the right to pursue and obtain injunctive relief in addition to any other rights or remedies hereunder.

8. MISCELLANEOUS PROVISIONS.

8.1 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

8.2 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

8.3 Notices.

(a) Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be given in writing and shall be deemed given if sent by certified or registered mail (return receipt requested), overnight courier or telecopy (with confirmation of receipt), or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 8.3 if sent with return receipt requested to the electronic mail address specified by the receiving party either in this Section 8.3 or on Exhibit A hereto. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party.

(b) All correspondence to the Company shall be addressed as follows:

DayStar Technologies, Inc.

13 Corporate Drive

Halfmoon, New York 12065

Attn: Stephan DeLuca

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

Exchange Place

Boston, MA 02109

Attn: Stephen Adams

(c) All correspondence to the Purchasers shall be addressed pursuant to the contact information set forth on Exhibit A attached hereto.

(d) Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

8.4 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

8.5 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, as such laws are applied to contracts entered into and wholly to be performed within the State of New York and without giving effect to any principles of conflicts or choice of law that would result in the application of the laws of any other jurisdiction.

8.7 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.8 Assignment. The rights and obligations of any party hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of such party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Purchasers. Each Purchaser may assign or transfer any or all of its rights under this Agreement to any Person provided that such assignee or transferee agrees in writing to be bound by the provisions hereof that apply to such assigning or transferring Purchaser; whereupon such assignee or transferee shall be deemed to be a “Purchaser” for all purposes of this Agreement.

8.9 Survival. The respective representations and warranties given by the parties hereto shall survive the Closing Date and the consummation of the transactions contemplated herein, without regard to any investigation made by any party. The respective covenants and agreements agreed to by a party hereto shall survive the Closing Date and the consummation of the transactions contemplated herein in accordance with their respective terms and conditions.

8.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.

8.11 Amendments. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provisions of this Agreement shall be effective only if made or given in writing and signed by the Company and the Majority Purchasers; provided that any amendment, supplement, modification or waiver that is materially and disproportionately adverse to any particular Purchaser (as compared to all Purchasers as a group) shall require the consent of such Purchaser.

8.12 No Third Party Rights. This Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any stockholder or debt holder of the Company) other than the parties hereto; provided, that each of the Purchaser Indemnitees that are not Purchasers are entitled to all rights and benefits as third party beneficiaries of Section 7 of this Agreement.

8.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.

DAYSTAR TECHNOLOGIES, INC.

By:	/s/ Stephan DeLuca
Name:	Stephan DeLuca
Title:	Chief Executive Officer

PURCHASERS:

MILLENNIUM PARTNERS, L.P.
By: Millennium Management, L.L.C.

By:	/s/ Terry Feeney
Name:	Terry Feeney
Title:	Chief Operating Officer

PHOENIX PARTNERS LP

By:	/s/ John C. Waterfall
Name:	John C. Waterfall
Title:	Authorized Agent

PHOENIX PARTNERS II, LP

By:	/s/ John C. Waterfall
Name:	John C. Waterfall
Title:	Authorized Agent

PHAETON INTERNATIONAL (BVI), LTD.

By:	/s/ John C. Waterfall
Name:	John C. Waterfall
Title:	Authorized Agent

PURCHASERS:

PreX CAPITAL PARTNERS, LLC

By:	/s/ Michael Dura
Name:	Michael Dura
Title:	Managing Member

Exhibit A

Schedule of Purchasers

Investor	Aggregate Number of Shares to be Purchased
Millennium Partners, L.P. c/o Millennium Management, L.L.C. 666 Fifth Avenue, 8th Floor New York, NY 10103 Attention: Terry Feeney Telephone: (212) 841-4100 Facsimile: (212) 841-4141 Email: tfeeney@mlp.com	1,500,000

Phoenix Partners, LP c/o Morgens, Waterfall, Vintiadis & Company, Inc. 600 Fifth Avenue, 27th Floor New York, NY 10020 Attention: Joann McNiff Telephone: 212-218-4119 Facsimile: 212-218-4130 Email: jmcniff@mwv.com.	350,600

Phoenix Partners II, LP c/o Morgans Waterfall Ventures 600 Fifth Avenue, 27th Floor New York, NY 10020 Attention: John Raphael Telephone: (212) 218-4115 Facsimile: Email:	79,300

Phaeton International (BVI), Ltd. c/o Morgens, Waterfall, Vintiadis & Company, Inc. 600 Fifth Avenue, 27th Floor New York, NY 10020 Attention: Joann McNiff Telephone: 212-218-4119 Facsimile: 212-218-4130 Email: jmcniff@mwv.com.	320,100

Michael Dura c/o PreX Capital Partners, LLC 17 Fern Avenue, Suite 207 Rotterdam, NY 12306 Telephone: Facsimile: Email	250,000

TOTAL	2,500,000

Exhibit B

[Intentionally Omitted]

Exhibit C

Form of Common Stock Purchase Warrant

Exhibit D

Form of Registration Rights Agreement

Exhibit E

Form of Counsel Opinion